Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We have issued our report dated December 14, 2009 with respect to  the consolidated financial statements and schedule included in the Annual Report on Form 10-K for the year ended September 30, 2009 of Telular Corporation, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Chicago, Illinois
November 8, 2010